Term Sheet To prospectus dated November 14, 2011, prospectus supplement dated November 14, 2011 and product supplement no. 7-II dated November 16, 2011	Term Sheet to Product Supplement No. 7-II Registration Statement No. 333-177923 Dated April 5, 2013; Rule 433

Structured Investments	$ Reverse Exchangeable Notes due April 16, 2014 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

•	This term sheet relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
•	The notes are designed for investors who seek a higher interest rate than either the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning equities in general and the common stock of the applicable Reference Stock issuer, in particular, and be willing to lose some or all of their principal at maturity.
•	Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
•	Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, as described below. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Unsecured and unsubordinated obligations of JPMorgan Chase & Co. maturing April 16, 2014*
•	Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
•	Minimum denominations of $1,000 and integral multiples thereof

Key Terms

Payment at Maturity:	The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:
(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount.
If the conditions described in (1) and (2) are both satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Pricing Date:	On or about April 12, 2013
Settlement Date:	On or about April 17, 2013
Observation Date*:	April 11, 2014
Maturity Date*:	April 16, 2014
Interest Payment Dates*:	Interest on the notes will be payable on May 17, 2013, June 17, 2013, July 17, 2013, August 19, 2013, September 17, 2013, October 17, 2013, November 18, 2013, December 17, 2013, January 17, 2014, February 18, 2014, March 17, 2014 and April 16, 2014 (each such date, an “Interest Payment Date”). See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.
Other Key Terms:	See “Additional Key Terms” on page TS-1 of this term sheet.

									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Buffer Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Wynn Resorts Limited	TS – 5	WYNN	$1,000	8.00% per annum	20.00% of the Initial Share Price		48126DN70	$6.67	6.62%	93.38%
Tesoro Corporation	TS – 7	TSO	$1,000	11.00% per annum	25.00% of the Initial Share Price		48126DN62	$9.17	4.82%	95.18%
Apple Inc.	TS – 9	AAPL	$1,000	8.50% per annum	20.00% of the Initial Share Price		48126DN47	$7.08	6.24%	93.76%
Amazon.com, Inc.	TS – 11	AMZN	$1,000	7.50% per annum	20.00% of the Initial Share Price		48126DN54	$6.25	7.07%	92.93%
PulteGroup, Inc.	TS – 13	PHM	$1,000	11.00% per annum	20.00% of the Initial Share Price		48126DN88	$9.17	4.82%	95.18%
Morgan Stanley	TS - 15	MS	$1,000	8.00% per annum	20.00% of the Initial Share Price		48126DN96	$6.67	6.62%	93.38%

*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity,” “Description of Notes — Interest Payments” and “Description of Notes — Postponement of a Determination Date” in the accompanying product supplement no. 7-II, as applicable.

†	Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations - Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 7-II under “Material U.S. Federal Income Tax Consequences” on page PS-36. The allocations presented herein were determined as of April 5, 2013; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 7-II and “Selected Risk Considerations” beginning on page TS-3 of this term sheet.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us

Per note	$	$	$
Total	$	$	$
(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)	In no event will the fees and commissions received by J.P. Morgan Securities LLC, which we refer to as JPMS, which include concessions to be allowed to other affiliated or unaffiliated dealers, exceed $60.00 per $1,000 principal amount note for any of the six (6) offerings listed above. For more detailed information about fees, commissions and concessions, please see “Supplemental Plan of Distribution” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

April 5, 2013

Additional Terms Specific to Each Note Offering

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 7-II and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

This term sheet relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stocks) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 7-II dated November 16, 2011. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 7-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 7-II dated November 16, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007680/e46240_424b2.pdf
•	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms:

Monitoring Period:	The period from but excluding the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of that Reference Stock and (2) the Final Share Price of that Reference Stock, subject to adjustments.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date, divided by the Stock Adjustment Factor. The Initial Share Price is subject to adjustments in certain circumstances. See “General Terms of applicable Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events” in the accompanying product supplement no. 7-II for further information about these adjustments.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:	For each Reference Stock, set equal to 1.0 on the Pricing Date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 7-II.

Selected Purchase Considerations

•	THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us. Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.
•	MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.
•	THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period. However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day
JPMorgan Structured Investments —	TS-1
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you could lose the entire principal amount of your notes.
•	TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 7-II beginning on page PS-36. Based on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each comprising: (x) a Put Option written by you that requires you to purchase the Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity under circumstances where the payment due at maturity is the Physical Delivery Amount and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocations described in the following paragraph. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. We will determine the portion of each interest payment on the notes that we will allocate to interest on the Deposit and to Put Premium, respectively, and will provide that allocation in the pricing supplement for the notes. If the notes had priced on April 5, 2013, the interest payments and the percentages thereof that we would have allocated to interest on the Deposit and to Put Premium would have been as specified on the cover of this term sheet. The actual allocations that we will determine for the notes may differ from these hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the Pricing Date. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.
Non-U.S. Holders - Additional Tax Consideration
Non-U.S. Holders should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or “deemed paid” after December 31, 2013 under certain financial instruments, if certain other conditions are met. While significant aspects of the application of these proposed regulations to the notes are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to notes held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is so required, we will not be required to pay any additional amounts with respect to amounts so withheld.
JPMorgan Structured Investments —	TS-2
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 7-II dated November 16, 2011.

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof). The market value of the shares of the applicable Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
•	THE BENEFIT PROVIDED BY THE BUFFER AMOUNT MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you will be fully exposed to any depreciation in the applicable Reference Stock, from the Initial Share Price to the Final Share Price. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Buffer Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
•	CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to the Notes Generally” in the accompanying product supplement no. 7-II for additional information about these risks. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
•	SINGLE STOCK RISK — The price of the applicable Reference Stock can fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
•	CERTAIN BUILT-IN COSTS ARE LIKELY TO AFFECT ADVERSELY THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
•	BUFFER AMOUNT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — We will pay you your principal back at maturity only if the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, the applicable Final Share Price is not less than the applicable Initial Share Price and the notes are held to maturity. If the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period and the applicable Final Share Price is less than the applicable Initial Share Price, the benefit provided by the applicable Buffer Amount will be eliminated and you will be fully exposed to any decline in the closing price of the applicable Reference Stock from the applicable Initial Share Price to the applicable Final Share Price.
•	VOLATILITY RISK — Greater expected volatility with respect to the applicable Reference Stock indicates a greater likelihood as of the Pricing Date that the closing price of the applicable Reference Stock could be less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period or that the applicable Final Share Price could be less than the applicable Initial Share Price on the Observation Date. The applicable Reference Stock’s volatility, however, can change significantly over the term of the notes. The closing price of the applicable Reference Stock could fall sharply on any day during the Monitoring Period, which could result in a significant loss of principal.
•	YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF
JPMorgan Structured Investments —	TS-3
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

•	NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We have not independently verified any of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 7-II. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	LACK OF LIQUIDITY - The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
•	HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the applicable Reference Stock or instruments related to the applicable Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to the Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.
•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for certain corporate events affecting the Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
•	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any day, the value of the notes will be impacted by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 7-II.
JPMorgan Structured Investments —	TS-4
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-22 of the accompanying product supplement no. 7-II for more information.

Wynn Resorts Limited (“Wynn Resorts”)

According to its publicly available filings with the SEC, Wynn Resorts, Limited is a developer, owner and operator of destination casino resorts. The common stock of Wynn Resorts, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Wynn Resorts in the accompanying product supplement no. 7-II. Wynn Resorts’ SEC file number is 000-50028.

Historical Information Regarding the Common Stock of Wynn Resorts

The following graph sets forth the historical performance of the common stock of Wynn Resorts based on the weekly closing price (in U.S. dollars) of the common stock of Wynn Resorts from January 4, 2008 through March 28, 2013. The closing price of the common stock of Wynn Resorts on April 4, 2013 was $118.80. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Wynn Resorts has experienced significant fluctuations. The historical performance of the common stock of Wynn Resorts should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Wynn Resorts during the term of the notes. We cannot give you assurance that the performance of the common stock of Wynn Resorts will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Wynn Resorts will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Wynn Resorts.

Historical Performance of Wynn Resorts Limited

160
140
120
100
80
60
40
20
0
Price ($)
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13
Source: Bloomberg

JPMorgan Structured Investments —	TS-5
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Wynn Resorts

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Wynn Resorts, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$118.80	•	the Buffer Amount (in U.S. dollars):	$23.76
•	the Interest Rate:	8.00% per annum	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$118.80	100%	$237.60	200%	$1,000.00	$1,000.00
$59.40	50%	$124.74	105%	$1,000.00	$1,000.00
$118.80	100%	$118.80	100%	$1,000.00	$1,000.00
$95.04	80%	$95.04	80%	$1,000.00	$1,000.00
$59.40	50%	$112.86	95%	8 shares of the Reference Stock or the Cash Value thereof	$950.00
$59.40	50%	$59.40	50%	8 shares of the Reference Stock or the Cash Value thereof	$500.00
$29.70	25%	$29.70	25%	8 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	8 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $59.40 but the Final Share Price is $124.74. Because the Final Share Price of $124.74 is greater than the Initial Share Price of $118.80, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $59.40 and the Final Share Price is $112.86. Because the Final Share Price of $112.86 is less than the Initial Share Price of $118.80 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $112.86, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $59.40, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $59.40 is less than the Initial Share Price of $118.80 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $59.40, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $95.04 is less than the Initial Share Price of $118.80 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $95.04 is less than the Initial Share Price of $118.80.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $80.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-6
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Tesoro Corporation (“Tesoro”)

According to its publicly available filings with the SEC, Tesoro is an independent petroleum refiners and marketers in the United States. The common stock of Tesoro, no par value, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Tesoro in the accompanying product supplement no. 7-II. Tesoro's SEC file number is 001-03473.

Historical Information Regarding the Common Stock of Tesoro

The following graph sets forth the historical performance of the common stock of Tesoro based on the weekly closing price (in U.S. dollars) of the common stock of Tesoro from January 4, 2008 through March 28, 2013. The closing price of the common stock of Tesoro on April 4, 2013 was $52.98. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Tesoro has experienced significant fluctuations. The historical performance of the common stock of Tesoro should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Tesoro during the term of the notes. We cannot give you assurance that the performance of the common stock of Tesoro will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Tesoro will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesoro.

Historical Performance of Tesoro Corporation

Price ($)
60
50
40
30
20
10
0
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13
Source: Bloomberg

JPMorgan Structured Investments —	TS-7
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Tesoro

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Tesoro, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$52.98	•	the Buffer Amount (in U.S. dollars):	$13.24
•	the Interest Rate:	11.00% per annum	•	the Buffer Amount:	25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$52.98	100%	$105.96	200%	$1,000.00	$1,000.00
$26.49	50%	$55.63	105%	$1,000.00	$1,000.00
$52.98	100%	$52.98	100%	$1,000.00	$1,000.00
$39.74	75%	$39.74	75%	$1,000.00	$1,000.00
$26.49	50%	$50.33	95%	18 shares of the Reference Stock or the Cash Value thereof	$950.00
$26.49	50%	$26.49	50%	18 shares of the Reference Stock or the Cash Value thereof	$500.00
$13.25	25%	$13.25	25%	18 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	18 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $26.49 but the Final Share Price is $55.63. Because the Final Share Price of $55.63 is greater than the Initial Share Price of $52.98, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $26.49 and the Final Share Price is $50.33. Because the Final Share Price of $50.33 is less than the Initial Share Price of $52.98 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $50.33, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $26.49, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $26.49 is less than the Initial Share Price of $52.98 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $26.49, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $39.74 is less than the Initial Share Price of $52.98 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $39.74 is less than the Initial Share Price of $52.98.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $110.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-8
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Apple Inc. (“Apple”)

According to its publicly available filings with the SEC, Apple designs, manufactures and markets personal computers, portable digital music players and mobile communication devices and sells a variety of related software, services, peripherals and networking solutions. The common stock of Apple, no par value, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Apple in the accompanying product supplement no. 7-II. Apple's SEC file number is 000-10030.

Historical Information Regarding the Common Stock of Apple

The following graph sets forth the historical performance of the common stock of Apple based on the weekly closing price (in U.S. dollars) of the common stock of Apple from January 4, 2008 through March 28, 2013. The closing price of the common stock of Apple on April 4, 2013 was $427.72. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Apple has experienced significant fluctuations. The historical performance of the common stock of Apple should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Apple during the term of the notes. We cannot give you assurance that the performance of the common stock of Apple will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Apple will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple.

Historical Performance of Apple Inc.

Price ($)
700
600
500
400
300
200
100
0
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13
Source: Bloomberg

JPMorgan Structured Investments —	TS-9
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Apple

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Apple, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$427.72	•	the Buffer Amount (in U.S. dollars):	$85.54
•	the Interest Rate:	8.50% per annum	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$427.72	100%	$855.44	200%	$1,000.00	$1,000.00
$213.86	50%	$449.11	105%	$1,000.00	$1,000.00
$427.72	100%	$427.72	100%	$1,000.00	$1,000.00
$342.18	80%	$342.18	80%	$1,000.00	$1,000.00
$213.86	50%	$406.33	95%	2 shares of the Reference Stock or the Cash Value thereof	$950.00
$213.86	50%	$213.86	50%	2 shares of the Reference Stock or the Cash Value thereof	$500.00
$106.93	25%	$106.93	25%	2 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	2 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $213.86 but the Final Share Price is $449.11. Because the Final Share Price of $449.11 is greater than the Initial Share Price of $427.72, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $213.86 and the Final Share Price is $406.33. Because the Final Share Price of $406.33 is less than the Initial Share Price of $427.72 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $406.33, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $213.86, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $213.86 is less than the Initial Share Price of $427.72 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $213.86, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $342.18 is less than the Initial Share Price of $427.72 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $342.18 is less than the Initial Share Price of $427.72.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $85.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-10
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Amazon.com, Inc. (“Amazon.com”)

According to its publicly available filings with the SEC, Amazon.com operates retail websites and offers programs that enable third parties to sell products on their websites. The common stock of Amazon.com, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Amazon.com in the accompanying product supplement no. 7-II. Amazon.com's SEC file number is 000-22513.

Historical Information Regarding the Common Stock of Amazon.com

The following graph sets forth the historical performance of the common stock of Amazon.com based on the weekly closing price (in U.S. dollars) of the common stock of Amazon.com from January 4, 2008 through March 28, 2013. The closing price of the common stock of Amazon.com on April 4, 2013 was $259.08. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Amazon.com has experienced significant fluctuations. The historical performance of the common stock of Amazon.com should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Amazon.com during the term of the notes. We cannot give you assurance that the performance of the common stock of Amazon.com will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Amazon.com will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com.

Historical Performance of Amazon.com, Inc.

Price ($)
300
270
240
210
180
150
120
90
60
30
0
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13
Source: Bloomberg

JPMorgan Structured Investments —	TS-11
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Amazon.com

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Amazon.com, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$259.08	•	the Buffer Amount (in U.S. dollars):	$51.81
•	the Interest Rate:	7.50% per annum	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$259.08	100%	$518.16	200%	$1,000.00	$1,000.00
$129.54	50%	$272.03	105%	$1,000.00	$1,000.00
$259.08	100%	$259.08	100%	$1,000.00	$1,000.00
$207.27	80%	$207.27	80%	$1,000.00	$1,000.00
$129.54	50%	$246.13	95%	3 shares of the Reference Stock or the Cash Value thereof	$950.00
$129.54	50%	$129.54	50%	3 shares of the Reference Stock or the Cash Value thereof	$500.00
$64.77	25%	$64.77	25%	3 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	3 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $129.54 but the Final Share Price is $272.03. Because the Final Share Price of $272.03 is greater than the Initial Share Price of $259.08, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $129.54 and the Final Share Price is $246.13. Because the Final Share Price of $246.13 is less than the Initial Share Price of $259.08 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $246.13, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $129.54, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $129.54 is less than the Initial Share Price of $259.08 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $129.54, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $207.27 is less than the Initial Share Price of $259.08 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $207.27 is less than the Initial Share Price of $259.08.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $75.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-12
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

PulteGroup, Inc. (“PulteGroup”)

According to its publicly available filings with the SEC, Pulte Homes and its subsidiaries are involved in the homebuilding and financial services businesses, primarily for residential purposes within the continental United States and Puerto Rico. The common stock of PulteGroup, par value $0.01 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of PulteGroup in the accompanying product supplement no. 7-II. PulteGroup's SEC file number is 001-09804.

Historical Information Regarding the Common Stock of PulteGroup

The following graph sets forth the historical performance of the common stock of PulteGroup based on the weekly closing price (in U.S. dollars) of the common stock of PulteGroup from January 4, 2008 through March 28, 2013. The closing price of the common stock of PulteGroup on April 4, 2013 was $18.98. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of PulteGroup has experienced significant fluctuations. The historical performance of the common stock of PulteGroup should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of PulteGroup during the term of the notes. We cannot give you assurance that the performance of the common stock of PulteGroup will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that PulteGroup will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of PulteGroup.

Historical Performance of PulteGroup, Inc.

Price ($)
21
18
15
12
9
6
3
0
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13

Source: Bloomberg

JPMorgan Structured Investments —	TS-13
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of PulteGroup

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of PulteGroup, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$18.98	•	the Buffer Amount (in U.S. dollars):	$3.79
•	the Interest Rate:	11.00% per annum	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$18.98	100%	$37.96	200%	$1,000.00	$1,000.00
$9.49	50%	$19.93	105%	$1,000.00	$1,000.00
$18.98	100%	$18.98	100%	$1,000.00	$1,000.00
$15.19	80%	$15.19	80%	$1,000.00	$1,000.00
$9.49	50%	$18.03	95%	52 shares of the Reference Stock or the Cash Value thereof	$950.00
$9.49	50%	$9.49	50%	52 shares of the Reference Stock or the Cash Value thereof	$500.00
$4.75	25%	$4.75	25%	52 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	52 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $9.49 but the Final Share Price is $19.93. Because the Final Share Price of $19.93 is greater than the Initial Share Price of $18.98, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $9.49 and the Final Share Price is $18.03. Because the Final Share Price of $18.03 is less than the Initial Share Price of $18.98 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $18.03, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $9.49, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $9.49 is less than the Initial Share Price of $18.98 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $9.49, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $15.19 is less than the Initial Share Price of $18.98 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $15.19 is less than the Initial Share Price of $18.98.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $110.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-14
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Morgan Stanley (“Morgan Stanley”)

According to its publicly available filings with the SEC, Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals worldwide. The common stock of Morgan Stanley, par value $0.01 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Morgan Stanley in the accompanying product supplement no. 7-II. Morgan Stanley's SEC file number is 001-11758.

Historical Information Regarding the Common Stock of Morgan Stanley

The following graph sets forth the historical performance of the common stock of Morgan Stanley based on the weekly closing price (in U.S. dollars) of the common stock of Morgan Stanley from January 4, 2008 through March 28, 2013. The closing price of the common stock of Morgan Stanley on April 4, 2013 was $21.33. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Morgan Stanley has experienced significant fluctuations. The historical performance of the common stock of Morgan Stanley should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Morgan Stanley during the term of the notes. We cannot give you assurance that the performance of the common stock of Morgan Stanley will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Morgan Stanley will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Morgan Stanley.

Historical Performance of Morgan Stanley

Price ($)
50
40
30
20
10
0
Jan 08
Jul 08
Jan 09
Jul 09
Jan 10
Jul 10
Jan 11
Jul 11
Jan 12
Jul 12
Jan 13
Source: Bloomberg

JPMorgan Structured Investments —	TS-15
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Morgan Stanley

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Morgan Stanley, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$21.33	•	the Buffer Amount (in U.S. dollars):	$4.26
•	the Interest Rate:	8.00% per annum	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$21.33	100%	$42.66	200%	$1,000.00	$1,000.00
$10.67	50%	$22.40	105%	$1,000.00	$1,000.00
$21.33	100%	$21.33	100%	$1,000.00	$1,000.00
$17.07	80%	$17.07	80%	$1,000.00	$1,000.00
$10.67	50%	$20.26	95%	46 shares of the Reference Stock or the Cash Value thereof	$950.00
$10.67	50%	$10.67	50%	46 shares of the Reference Stock or the Cash Value thereof	$500.00
$5.33	25%	$5.33	25%	46 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	46 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $10.67 but the Final Share Price is $22.40. Because the Final Share Price of $22.40 is greater than the Initial Share Price of $21.33, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $10.67 and the Final Share Price is $20.26. Because the Final Share Price of $20.26 is less than the Initial Share Price of $21.33 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $20.26, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $10.67, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $10.67 is less than the Initial Share Price of $21.33 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $10.67, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $17.07 is less than the Initial Share Price of $21.33 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $17.07 is less than the Initial Share Price of $21.33.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $80.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	TS-16
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Supplemental Plan of Distribution

If the notes linked to the common stock of Wynn Resorts priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $43.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $31.50 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $31.50 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $43.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Tesoro priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $42.30 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $31.15 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $31.15 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $42.30 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Apple priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $42.90 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $31.45 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $31.45 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $42.90 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Amazon.com priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $39.90 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $29.95 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $29.95 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $39.90 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of PulteGroup priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $40.80 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $30.40 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $30.40 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $40.80 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Morgan Stanley priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $42.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $31.00 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $31.00 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMS may be more or less than $42.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMS will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-42 of the accompanying product supplement no. 7-II.

JPMorgan Structured Investments —	TS-17
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer